As filed with the Securities and Exchange Commission on _____________, 1999

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                              The Titan Corporation
             (Exact name of registrant as specified in its charter)
                               -------------------
       Delaware                                            95-2588754
(State of incorporation)                       (IRS Employer Identification No.)
                               -------------------

                             3033 Science Park Road
                        San Diego, California 92121-1199
                                 (858) 552-9500
          (Address and telephone number of Principal Executive Offices)

                    Horizons Technology, Inc. Retirement Plan
                            (Full title of the plan)
                                 --------------
                           Nicholas J. Costanza, Esq.
                             Senior Vice President,
                          General Counsel and Secretary
                              THE TITAN CORPORATION
                             3033 Science Park Road
                        San Diego, California 92121-1199
                                                            (858) 522-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              --------------------
                                   Copies to:
                              Barbara Borden, Esq.
                               COOLEY GODWARD LLP
                        4365 Executive Drive, Suite 1100
                           San Diego, California 92121
                                 (858) 550-6000

                         CALCULATION OF REGISTRATION FEE
==================================== =================== ============================= ============================= ==============
     Title of securities to be       Amount to be        Proposed maximum              Proposed maximum              Amount of
            registered               registered(1)       offering price per share(2)   aggregate offering price(2)   registration
                                                                                                                     fee
------------------------------------ ------------------- ----------------------------- ----------------------------- --------------
Common Stock (par value $0.01) and
participation interests in the       600,000 shares      $15.09375                     $9,056,250.00                  $2,517.64
Horizons Technology, Inc.
Retirement Plan (3)

 (1) The shares of Common Stock of The Titan Corporation (the "Registrant") being registered consist of shares to be acquired in open market purchases under the Horizons Technology, Inc. Retirement Plan (the "Plan").
 (2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and the aggregate offering price are based on the average of the high and the low prices of Registrant's Common Stock on October 28, 1999, as reported on the New York Stock Exchange.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. Registrant's Annual Report on Form 10-K for the year ended December 31, 1998;

         2. Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

         3. Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

         4.       Registrant's  Current  Report  on Form 8-K dated  January  14,
                  1999;

         5.       Registrant's Current Report on Form 8-K dated June 9, 1999;


         6. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission by Electronic Memories and Magnetics Corporation, dated June 16, 1969; as amended by the Form 8 filed with the Commission by the Registrant on January 22, 1986, and the Form 8-B/A filed with the Commission by the Registrant on July 31, 1995, are hereby incorporated by reference in this Registration Statement except as superseded or modified herein;

         7. All documents subsequently filed by the Registrant or the Horizons Technology, Inc. Retirement Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's By-laws provide for indemnification (to the fullest extent permitted by law) of directors, officers and other agents of the Registrant against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is, or was, an officer, director, or agent of the Registrant. The Registrant also maintains directors and officers liability insurance coverage and has entered into indemnification agreements with its directors and officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including and officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

         These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.


ITEM 8.  EXHIBITS

Exhibit

         4.1 Horizons Technology, Inc. Retirement Plan and all amendments to such plan

         4.2 Trust Agreement with respect to the trust forming a part of the Horizons Technology, Inc. Retirement Plan

         23.1     Consent  of  Arthur  Andersen  LLP

         24.1     Power of Attorney. Reference is made to the signature pages.


UNDERTAKING PURSUANT TO ITEM 8(b). The Registrant undertakes to have the Plan and all amendments to the Plan submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS

         1.       The undersigned Registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           i. To  include  any  prospectus  required  by section
10(a)(3) of the Securities Act;

                           ii. To reflect in the  prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           iii. To include any material information with respect
to the  plan  of  distribution  not  previously  disclosed  in the  Registration
Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned  Registrant  hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 29, 1999.



                                THE TITAN CORPORATION

                                By   /s/ Nicholas J. Costanza,
                                Nicholas J. Costanza, Esq.
                                Senior Vice President,
                                General Counsel and Secretary


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nicholas J. Costanza, Esq. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature                                 Title                 Date


/s/ Gene W. Ray                           Chairman of the       October 29, 1999
------------------------------------      Board of Directors,
Gene W. Ray                               President and Chief
                                          Executive Officer

/s/ Eric M. DeMarco                       Executive Vice        October 29, 1999
------------------------------------      President and
Eric M. DeMarco                           Chief  Financial
                                          Officer

/s/ Deanna H. Petersen                    Vice President and    October 29, 1999
------------------------------------      Corporate Controller
Deanna H. Petersen


/s/ Charles R. Allen                      Director              October 29, 1999
------------------------------------
Charles R. Allen


/s/ Joseph F. Caligiuri                   Director              October 29, 1999
------------------------------------
Joseph F. Caligiuri


 /s/ Daniel J. Fink                       Director              October 29, 1999
------------------------------------
Daniel J. Fink


/s/ Robert Hanisee                        Director              October 29, 1999
------------------------------------
Robert Hanisee


/s/ Robert E. LaBlanc                     Director              October 29, 1999
------------------------------------
Robert E. LaBlanc


/s/ Thomas G. Pownall                     Director              October 29, 1999
------------------------------------
Thomas G. Pownall


/s/ James Roth                            Director              October 29, 1999
------------------------------------
James Roth


The Plan.

         Pursuant to the requirements of the Securities Act, Horizons Technology, Inc., the administrator of the Horizons Technology, Inc. Retirement Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 29, 1999.


                                   HORIZONS TECHNOLOGY, INC. RETIREMENT PLAN


                                   By:          /s/ Nicholas J. Costanza
                                   Nicholas J. Costanza, Esq.
                                   Title:  Senior Vice President, General
                                   Counsel and Secretary

                                  EXHIBIT INDEX

         Exhibit

         4.1 Horizons Technology, Inc. Retirement Plan and all amendments to such plan
         4.2 Trust Agreement with respect to the trust forming part of the Horizons Technology, Inc. Retirement Plan
         23.1     Consent of Arthur Andersen LLP
         24.1     Power of Attorney. Reference is made to the signature pages.